UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2011

Hot Topic, Inc.
(Exact name of registrant as specified in charter)

California	0-28784	77-0198182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue,
City of Industry, California		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On January 26, 2011, Christopher Daniel tendered his resignation as our President, Torrid, effective as of April 29, 2011, in order to pursue other business opportunities.  Mr. Daniel will continue to serve as our President, Torrid until the end of the first quarter of our fiscal 2011, and will assist in transition matters during such time.  Mr. Daniel’s departure was announced in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

(e)       On January 26, 2011, in connection with his resignation, we entered into a mutual separation agreement with Mr. Daniel, pursuant to which he will be entitled to continuation of his current annual base salary and benefits for a period of 12 months following the effective date of his resignation.  The mutual separation agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Mutual Separation Agreement, dated as of January 26, 2011, by and between Hot Topic, Inc. and Christopher Daniel

99.1	Press Release, dated January 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

		By:	/s/ JAMES MCGINTY
James McGinty
Chief Financial Officer

Date:	January 31, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Mutual Separation Agreement, dated as of January 26, 2011, by and between Hot Topic, Inc. and Christopher Daniel

99.1	Press Release, dated January 31, 2011